Exhibit 10.15

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 1, 2016 (this “Second Amendment”), to that certain Credit Agreement, dated as of December 9, 2015 (as amended, restated, amended and restated, extended, renewed, supplemented, modified or otherwise changed from time to time, the “Credit Agreement”), among STEINER LEISURE LIMITED, an international business company incorporated under the laws of the Commonwealth of the Bahamas (“Holdings”), STEINER U.S. HOLDINGS, INC., a Florida corporation, as the Lead Borrower (the “Lead Borrower”), each of the Subsidiaries of Holdings party thereto as Borrowers, each of the Subsidiaries of Holdings party thereto as Guarantors, the Lenders party thereto from time to time and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the Administrative Agent (in such capacity the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”).

WHEREAS, Holdings, Borrowers, Guarantors, Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and the Lenders wish to amend certain terms and provisions of the Credit Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Amendments. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) New Definitions. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in their appropriate alphabetical order:

““Coral Gables Mortgage” shall mean that certain First Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 1, 2016, by Steiner Management Services, LLC, as mortgagor thereunder in favor of the Collateral Agent, as mortgagee, and securing the Collateral Agent’s first-priority Lien on the Coral Gables Property.

“Coral Gables Property” shall mean that certain parcel of Real Property located at 770 S Dixie Highway, Coral Gables, Florida 33146-2670.

“Eligible Real Property” shall mean with respect to Steiner Management Services, LLC (so long as Steiner Management Services, LLC is a Borrower hereunder at such time), the Coral Gables Property.

“Real Property Availability” shall mean the lesser of (x) $10,560,000.00 and (y) the fair market value of the Eligible Real Property (based upon a current appraisal by an appraiser, and in form and substance, satisfactory to the Collateral Agent in accordance with Section 9.02(d)), multiplied by 75%; provided, that beginning with the fiscal quarter ending June 30, 2016, the amounts determined pursuant to clauses (x) and (y) of this definition shall be reduced by $110,000.00 on the last day of each fiscal quarter of Holdings and its Subsidiaries.”

(b) Existing Definitions.

(i) The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base” shall mean at any time of calculation, an amount equal to the sum of the Dollar Equivalent of, without duplication:

(a) the book value of Eligible Accounts multiplied by 85%, plus

(b) the net book value of Eligible Inventory multiplied by 55%; provided, that, (x) prior to the termination of the Fund Guaranty, advances against Eligible Inventory shall not exceed $25,000,000 in the aggregate, or (y) at any time thereafter, advances against Eligible Inventory shall not exceed $30,000,000 in the aggregate at any time, plus

(c) 100% of Qualified Cash, plus

(d) Real Property Availability, minus

(e) any Reserves established from time to time by the Administrative Agent in its Permitted Discretion in accordance with the terms hereof.

The Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Lead Borrower to the Administrative Agent pursuant to Section 9.15(a) (subject to any adjustment made by the Administrative Agent pursuant to such Section) and may be adjusted by the Administrative Agent to reflect the results of the most recent field examination with respect to Accounts or Inventory or the most recent appraisal with respect to Real Property.

The Administrative Agent shall (i) promptly notify the Lead Borrower in writing (including via e-mail) whenever it determines that the Borrowing Base set forth on a Borrowing Base Certificate differs from the Borrowing Base, (ii) discuss the basis for any such deviation and any changes proposed by the Lead Borrower, including the reasons for any impositions of or changes in Reserves or any change in advance rates with respect to Eligible Accounts, Eligible Inventory or Eligible Real Property (in the Administrative Agent’s Permitted Discretion and subject to the definition thereof) or eligibility criteria, with the Lead Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by the Lead Borrower relating to the determination of the Borrowing Base and (iv) promptly notify the Lead Borrower of its decision with respect to any changes proposed by the Lead Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of the Borrowing Base by the Administrative Agent shall continue to constitute the Borrowing Base.”

(ii) The proviso appearing at the end of clause (e)(ii) of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“; provided that in no event will the Lead Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA or with respect to any Mortgaged Properties which constitute Eligible Real Property to the extent required by Section 9.02(d),”

(iii) The definition of “Permitted Discretion” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Discretion” shall mean reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment of Reserves or the imposition of exclusionary criteria shall require that (x) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or which are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date, unless the Lead Borrower and the Administrative Agent otherwise agree in writing, (y) the contributing factors to the imposition of any Reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Accounts”, “Eligible Real Property” or “Eligible Inventory” as applicable (and vice versa) or (ii) any Reserves deducted in computing book value and (z) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.”

(c) Other Amendments.

(i) Section 9.02 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end of such Section:

“(d) The Credit Parties will permit the Collateral Agent or any Persons designated by the Collateral Agent, subject to reasonable advance notice to, and reasonable coordination with, the Lead Borrower and normal business hours, to conduct a real estate appraisal of any Eligible Real Property, at the Borrowers’ expense as provided in this clause (d); provided that absent the existence and continuance of an Event of Default, the Collateral Agent shall only be permitted to conduct one real estate appraisal with respect to any Real Property comprising part of the Borrowing Base per 12-month period; provided further, however, that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional real estate appraisals that shall be permitted at the Collateral Agent’s request. No appraisal shall unduly interfere with the business or operations of any Credit Party, nor result in any damage to the property or other Collateral, and each such inspection shall (absent the occurrence and continuance of a Default or an Event of Default) be subject to reasonable advance notice to, and reasonable coordination with, the Credit Party. No appraisal shall involve invasive testing without the prior written consent of the Lead Borrower (such consent not to be unreasonably withheld, delayed or conditioned). No Agent nor any Lender shall have any duty to any Credit Party to make any such appraisal, nor to share any results of any such appraisal with any Credit Party. The Credit Parties acknowledge that all appraisals are prepared by the Agents and Lenders for their purposes, and the Credit Parties shall not be entitled to rely upon them. Borrowers shall reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses (without duplication for any legal fees and expenses which are covered under Section 13.01) of the Collateral Agent in connection with (i) the one real estate appraisal per fiscal year of any Credit Party’s Real Property comprising part of the Borrowing Base (and any additional real estate appraisals during a continuing Default or Event of Default), in each case subject to the limitations on such examinations, audits and appraisals permitted under the first sentence of this clause (d); provided, however, that upon and during any Default or Event of Default, the shall be no limit on the number or the reimbursement of any costs and expenses, from any such appraisal permitted hereunder. Subject to and without limiting the foregoing, the Credit Parties specifically agree to pay the Collateral Agent’s then standard charges for examination or analysis activities, including the standard charges of the Collateral Agent’s internal appraisal group, plus all costs and disbursements incurred by the Collateral Agent in the performance of such appraisal, and further provided that if third parties are retained to perform such appraisals, either at the request of another Lender or for extenuating reasons determined by the Collateral Agent, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of the Borrowers and shall not be subject to the foregoing limits. This Section 9.02 shall not be construed to limit the Collateral Agent’s right to use third parties for such purposes.”

(ii) Clause (5) of the last proviso of Section 13.12(a) of the Credit Agreement is amended and restated in its entirety as follows:

“(5) without the prior written consent of the Supermajority Lenders, change the definitions of “Availability” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts”, “Eligible Inventory”, “Eligible Real Property”, “Qualified Cash” and “Real Property Availability”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein, or”

3. Conditions to Effectiveness. The effectiveness of this Second Amendment is subject to the fulfillment, in a manner satisfactory to Administrative Agent, of each of the following conditions precedent (the date such conditions are fulfilled is hereinafter referred to as the “Second Amendment Effective Date”):

(a) Execution of Amendment. Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and the Supermajority Lenders shall have executed this Second Amendment and shall have received a counterpart to this Second Amendment, duly executed by each Credit Party.

(b) First Intercreditor Amendment. Agent shall have received, on or before the Second Amendment Effective Date, an amendment to the Intercreditor Agreement, dated as of the date hereof, by and among Administrative Agent, the Collateral Agent, the Term Loan Administrative Agent and the Term Loan Collateral Agent (the “First Intercreditor Amendment”), in form and substance satisfactory to Administrative Agent and duly acknowledged by each Credit Party.

(c) Fees. Credit Parties shall have paid, on or before the Second Amendment Effective Date, all fees and invoiced costs and expenses then payable by Credit Parties pursuant to the Credit Documents, including, without limitation, Sections 9.02(c) and 13.01 of the Credit Agreement.

(d) Mortgage-Related Deliverables. Collateral Agent shall have received on or before the Second Amendment Effective Date with respect to the Coral Gables Property, the duly executed Coral Gables Mortgage, together with all documents and deliverables required pursuant to clause (e) of the definition of “Collateral and Guarantee Requirement”, each in form and substance reasonably satisfactory to Collateral Agent and, unless indicated otherwise, dated the Second Amendment Effective Date. The Coral Gables Mortgage shall be effective in accordance with its terms.

4. Representations and Warranties. Each Credit Party represents and warrants as follows:

(a) Organization Status. Each Credit Party (i) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Authorization, Etc. Each Credit Party has the requisite power and authority to execute, deliver and perform the terms and provisions of this Second Amendment and the Credit Agreement, as amended hereby and has taken all necessary action to authorize the execution, delivery and performance by such Credit Party of this Second Amendment. Each Credit Party has duly executed and delivered this Second Amendment, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) No Violation. Neither the execution, delivery or performance by any Credit Party of this Second Amendment or of the Credit Agreement, as amended hereby, nor compliance by such Credit Party with the terms and provisions hereof and thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, credit agreement or loan agreement, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Restricted Subsidiaries.

(d) Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Second Amendment Effective Date and which remain in full force and effect on the Second Amendment Effective Date and (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents), or exemption by, any Governmental Authority, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Second Amendment by the Credit Parties, and the performance of the Credit Agreement, as amended hereby.

(e) Representations and Warranties; No Event of Default. The following statements are true and correct: (i) the representations and warranties contained in this Second Amendment, in Section 8 of the Credit Agreement and in each other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty) and (ii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Second Amendment becoming effective in accordance with its terms.

5. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender or each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and each Lender wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Second Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date directly arising out of, connected with or related to (x) this Second Amendment, the Credit Agreement or any other Credit Document, or (y) the possession, use, operation or control of any of the assets of any Credit Party, or (z) the making of any Loans or other advances, the issuing (or extension) of any Letters of Credit or the management of such Loans, Letters of Credit or advances or the Collateral.

6. No Novation; Reaffirmation and Confirmation.

(a) This Second Amendment does not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any mortgage, security agreement, pledge agreement or any other security therefore. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Second Amendment shall be construed as a release or other discharge of Credit Parties under the Credit Agreement, or the other Credit Documents, as amended hereby, from any of its obligations and liabilities as “Credit Parties” thereunder.

(b) Each Credit Party hereby (i) acknowledges and reaffirms such Credit Party’s obligations as set forth in each Credit Document, as amended hereby, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to such Credit Party set forth in each Credit Document, as amended hereby, which remain in full force and effect, and (iii) confirms, ratifies and reaffirms that the security interest granted to Collateral Agent, for the benefit of Collateral Agent and each other Secured Creditor, pursuant to the Credit Documents, as amended hereby, in all of such Credit

Party’s right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of Collateral Agent, for the benefit of Collateral Agent and each other Secured Creditor, with the same force, effect and priority in effect both immediately prior to and after entering into this Second Amendment.

7. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement and the Other Credit Documents. Except as otherwise expressly provided herein, the Credit Agreement and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment, and (ii) all references in the other Credit Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment. To the extent that the Credit Agreement or any other Credit Document purports to pledge to Collateral Agent, or to grant to Collateral Agent, a security interest or Lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Second Amendment shall not operate as an amendment of any right, power or remedy of Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender or any Lender under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document.

(b) Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent.

(c) Headings. The headings of the several Sections and subsections of this Second Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Second Amendment.

(d) Costs and Expenses. Section 13.01 of the Credit Agreement is incorporated herein by reference.

(e) Second Amendment as Credit Document. Each Credit Party hereby acknowledges and agrees that this Second Amendment constitutes a “Credit Document” under the Credit Agreement.

(f) Severability. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Governing Law. Section 13.08 of the Credit Agreement is incorporated herein by reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

STEINER U.S. HOLDINGS, INC., as Lead Borrower

By:	/s/ Robert C. Boehm
Name:	Robert C. Boehm
Title:	Secretary

STEINER EDUCATION GROUP, INC.
STEINER RESORT SPAS (CALIFORNIA), INC.
SUS MARKETING, LLC
BLISS DIRECT, INC.
BLISS INTERNATIONAL LICENSING INC.
BLISS WORLD CARD COMPANY
BLISS WORLD HOLDINGS INC.
BLISS WORLD LLC
BWMI, INC.
FCNH, INC.
FLORIDA LUXURY SPA GROUP, INC.
IDEAL IMAGE DEVELOPMENT CORPORATION
IDEAL IMAGE DEVELOPMENT, INC.
IDEAL IMAGE DIRECT, LLC
IDEAL IMAGE OF ARIZONA, LLC
IDEAL IMAGE OF ARKANSAS, LLC
IDEAL IMAGE OF COLORADO, LLC
IDEAL IMAGE OF FLORIDA, LLC
IDEAL IMAGE OF GEORGIA (JV2), LLC
IDEAL IMAGE OF IDAHO, LLC
IDEAL IMAGE OF INDIANA, LLC
IDEAL IMAGE OF KENTUCKY, LLC
IDEAL IMAGE OF MARYLAND, LLC
IDEAL IMAGE OF MASSACHUSETTS, LLC
IDEAL IMAGE OF MICHIGAN, LLC
IDEAL IMAGE OF MINNESOTA, LLC
IDEAL IMAGE OF MISSOURI, LLC
IDEAL IMAGE OF NEBRASKA, LLC
IDEAL IMAGE OF NEVADA, LLC
IDEAL IMAGE OF NEW MEXICO, LLC
IDEAL IMAGE OF NEW YORK, LLC

Signature Page to Second Amendment to Credit Agreement

IDEAL OF NORTH CAROLINA, LLC
IDEAL IMAGE OF OHIO, LLC
IDEAL IMAGE OF OKLAHOMA, LLC
IDEAL IMAGE OF OREGON, LLC
IDEAL IMAGE OF PENNSYLVANIA, LLC
IDEAL IMAGE OF RHODE ISLAND, LLC
IDEAL IMAGE OF TENNESSEE, LLC
IDEAL IMAGE OF TEXAS, LLC
IDEAL IMAGE OF UTAH, LLC
IDEAL IMAGE OF VIRGINIA, LLC
IDEAL IMAGE OF WASHINGTON, LLC
IDEAL IMAGE OF WISCONSIN, LLC
IDEAL VENTURES, INC.
IDEAL VENTURES OF ARIZONA INC.
I.I. COSMETIC INSTITUTE, INC.
MANDARA PSLV, LLC
MANDARA SPA (CRUISE I), L.L.C.
MANDARA SPA (CRUISE II), L.L.C.
MANDARA SPA (HAWAII), LLC
MANDARA SPA LLC
MANDARA SPA SERVICES LLC
MID-ATLANTIC MASSAGE THERAPY, INC.
SEG CORT LLC
STEINER AMERICAN CRUISES, INC.
STEINER BEAUTY PRODUCTS, INC.
STEINER INTERNATIONAL HOLDINGS LLC
STEINER INTERNATIONAL VENTURES, INC.
STEINER MANAGEMENT SERVICES, LLC
STEINER PRODUCT SUPPORT U.S., LLC
STEINER SPA RESORTS (CONNECTICUT), INC.
STEINER TRANSOCEAN U.S., INC.
VIRGINIA MASSAGE THERAPY, INC.
STEINER SPA RESORTS (NEVADA), INC.
STEINER RESORT SPAS (NORTH CAROLINA), INC.
BLISSWORLD LIMITED
STEINER U.K. LIMITED

By:	/s/ Robert C. Boehm
Name:	Robert C. Boehm
Title:	Secretary

Signature Page to Second Amendment to Credit Agreement

STEINER TRAINING LIMITED

By:	/s/ Leonard I. Fluxman
Name:	Leonard I. Fluxman
Title:	Director

STEINER GROUP LIMITED
ELEMIS SPA LIMITED
E.J. CONTRACTS LIMITED
ELEMIS LIMITED

By:	/s/ Michael Stephan Haringman
Name:	Michael Stephan Haringman
Title:	Secretary

NEMO (UK) HOLDCO, LTD.

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Director

GUARANTORS:

STEINER LEISURE LIMITED, as Holdings and as a Guarantor

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Director

NEMO HOLDCO, INC.

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Director

Signature Page to Second Amendment to Credit Agreement

STEINER SPA LIMITED
STEINER SPA ASIA LIMTIED
STEINER MARKS LIMITED
STEINER TRANSOCEAN (II) LIMITED
STEINER TRANSOCEAN LIMITED
STO MEDISPA LIMITED

By:	/s/ Robert C. Boehm
Name:	Robert C. Boehm
Title:	Secretary

COSMETICS LIMITED
COSMETIC EXPORT INTERNATIONAL LIMITED

By:	/s/ Robert Boehm
Name:	Robert Boehm
Title:	Director

Signature Page to Second Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent,
Issuer, Swingline Lender and a Lender

By:	/s/ Joanne Fu
Name: Joanne Fu
Title: AVP

Signature Page to Second Amendment to Credit Agreement